Exhibit 5(a)

Squire, Sanders & Dempsey L.L.P. 200 South Biscayne Boulevard Suite 4000 Miami, Florida 33131-2398 Office: +1.305.577.7000 Fax: +1.305.577.7001

August 18, 2006

FPL Group, Inc.
FPL Group Capital Inc
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

As counsel for FPL Group, Inc., a Florida corporation ("FPL Group"), and FPL Group Capital Inc, a Florida corporation ("FPL Group Capital"), we have participated in the preparation of or reviewed (1) Registration Statement Nos. 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03, as amended ("Registration Statement No. 333-102173"), which became effective on April 3, 2003, which registration statement was filed jointly by FPL Group, FPL Group Capital, FPL Group Capital Trust I, and FPL Group Capital Trust II with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"); (2) Registration Statement Nos. 333-116209, 333-116209-01, 333-116209-02, 333-116209-03, 333-116209-04 and 333-116209-05 ("Registration Statement No. 333-116209"), which became effective on August 19, 2004, which registration statement was filed jointly by FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I, and FPL Group Trust II with the Commission under the Securities Act; (3) the combined prospectus dated August 19, 2004 forming a part of Registration Statement No. 333-116209, as supplemented by a prospectus supplement dated August 15, 2006 relating to $600,000,000 principal amount of 5 5/8% Debentures, Series due September 1, 2011 (the "Debentures"), issued under the Indenture (For Unsecured Debt Securities), dated as of June 1, 1999 (the "Indenture"), from FPL Group Capital to The Bank of New York, as Trustee ("Trustee"), which Debentures are absolutely, irrevocably and unconditionally guaranteed (the "Guarantee") by FPL Group pursuant to that Guarantee Agreement, dated as of June 1, 1999 (the "Guarantee Agreement"), from FPL Group to The Bank of New York, as Guarantee Trustee, both such prospectus and prospectus supplement filed pursuant to Rule 424(b) under the Securities Act; (4) the Indenture; (5) the Guarantee Agreement; (6) the corporate proceedings of FPL Group Capital with respect to each Registration Statement and the Debentures; (7) the corporate proceedings of FPL Group with respect to each Registration Statement and the Guarantee; and (8)  such other corporate records, certificates and other documents (including a receipt executed on behalf of FPL Group Capital acknowledging receipt of the purchase price for the Debentures) and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Debentures and the Guarantee, as it relates to the Debentures, are legally issued, valid, and binding obligations of FPL Group Capital and FPL Group, respectively, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity.

In rendering the foregoing opinion, we have assumed that the certificates representing the Debentures conform to specimens examined by us and that the Debentures have been duly authenticated by the Trustee under the Indenture and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by FPL Group on or about August 18, 2006, which will be incorporated by reference in Registration Statement No. 333-102173 and Registration Statement No. 333-116209. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

We are members of the Florida Bar and this opinion is limited to the laws of the State of Florida and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of New York law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Thelen Reid & Priest LLP, New York, New York. As to all matters of Florida law, Thelen Reid & Priest LLP is authorized to rely upon this opinion as if it were addressed to it.

Very truly yours,
/s/ Squire, Sanders & Dempsey L.L.P.
SQUIRE, SANDERS & DEMPSEY L.L.P.